Exhibit 4.32

FOURTH AMENDMENT

FOURTH AMENDMENT, dated as of February 18, 2004 (this "Amendment"), to and under the Second Amended and Restated Credit Agreement, dated as of November 30, 2001 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among Revlon Consumer Products Corporation, a Delaware corporation (the "Company"), the Local Borrowing Subsidiaries from time to time parties thereto (together with the Company, the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), Citibank, N.A., as documentation agent, J.P. Morgan Securities Inc., as arranger, and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, the Lenders have agreed to permit an incremental term loan to the Company in an aggregate principal amount equal to $64,400,000;

WHEREAS, Revlon, Inc. ("Revlon") has agreed to conduct an exchange of indebtedness of the Company for cash or common stock of Revlon (the "Proposed Exchange");

WHEREAS, MacAndrews & Forbes Holdings Inc., a Delaware corporation ("M&FH"), has extended financing to the Company in the form of a (i) $100,000,000 senior unsecured multiple-draw term loan (the "M&FH Multiple-Draw Term Loan"), (ii) $65,000,000 supplemental line of credit (the "M&FH Supplemental Line of Credit") and (iii) $125,000,000 senior unsecured multiple-draw term loan facility (the "New M&FH Multiple-Draw Term Loan");

WHEREAS, in connection with the Proposed Exchange, the commitments under the M&FH Multiple-Draw Term Loan, the M&FH Supplemental Line of Credit and the New M&FH Multiple-Draw Term Loan will be reduced to their respective undrawn amounts; and

WHEREAS, the Lenders are willing to agree to the requested amendments on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

Section 1.     Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined. Unless otherwise identified herein, Section and subsection references refer to Sections and subsections of the Credit Agreement.

Section 2.     Amendments to Subsection 1.1 (Defined Terms). Subsection 1.1 of the Credit Agreement is hereby amended by:

(a)     deleting therefrom the defined terms for "Aggregate Commitment", "Exchange", "Leverage Ratio", "Loan", "M&FH Supplemental Line of Credit Agreement", "Syndicated Loan" and "Term Loan Note" in their entireties and substituting in lieu thereof the following new definitions:

"Aggregate Commitment" shall mean, at any date, the sum of (a) on the Closing Date, the Aggregate Term Loan Commitment then in effect and, at any time after the Closing Date, the aggregate principal amount of the Term Loans and the Term A Loans then outstanding and (b) the Aggregate Multi-Currency Commitment then in effect (or, if no Aggregate Multi-Currency Commitment is then in effect, the Aggregate Outstanding Multi-Currency Extensions of Credit then outstanding);

"Exchange" shall mean, collectively, (a) the exchange of no less than (i) $438,000,000 in aggregate outstanding principal amount of the Company's 8 1/8% Senior Notes due 2006, 9% Senior Notes due 2006 and 8 5/8% Senior Subordinated Notes due 2008, (ii) the aggregate outstanding principal amount under the M&FH Multiple-Draw Term Loan, New M&FH Multiple-Draw Term Loan and M&FH Supplemental Line of Credit Agreement on the Exchange Date (iii) $24,000,000 in aggregate outstanding principal amount under certain non-interest bearing subordinated promissory notes payable to the Company, for shares of Class A common stock of Revlon or cash and (b) the contribution by M&FH of up to $150,000,000 in cash to Revlon in exchange for shares of Class A common stock of Revlon (but in no case shall the aggregate of the amounts described in clauses (a) and (b) be less than $750,000,000), in each case on substantially the terms contained and substantially pursuant to the agreements described in the term sheet attached as Exhibit I to the Fourth Amendment;

"Leverage Ratio" shall mean, at any date, the amount equal to the ratio of (a) the Aggregate Actual Outstanding Multi-Currency Extensions of Credit plus the outstanding Term Loans and Term A Loans of the Company and its Subsidiaries on a consolidated basis at such date to (b) EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of the most recent fiscal quarter for which the Administrative Agent has received the financial statements required to be delivered pursuant to subsection 10.1(a) or (c), as the case may be, and the compliance certificate required pursuant to subsection 10.2(b) with respect to such financial statements (such period of four fiscal quarters, the "calculation period"); provided, however, that, for purposes of the above calculation, the amount outstanding on account of Multi-Currency Loans shall be deemed to be the amount equal to the lesser of (x) the aggregate principal amount of Multi-Currency Loans outstanding on the last day of the calculation period and (y) the average daily principal amount of Multi-Currency Loans outstanding during the calculation period;

"Loan" shall mean a Term Loan, a Term A Loan, a Revolving Credit Loan, a Swing Line Loan, a Local Loan or an Acceptance, as the context shall require; collectively, the "Loans";

"M&FH Supplemental Line of Credit Agreement" shall mean the Senior Unsecured Supplemental Line of Credit Agreement, dated as of February 5, 2003, between the Company and M&FH, as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 11.9, including the required reduction in the commitment thereunder on the Exchange Date so that the commitment thereunder shall then equal the undrawn amount thereof at the Exchange Date;

"Syndicated Loan" shall mean a Term Loan, the Term A Loan, a Revolving Credit Loan or a Swing Line Loan, as the context shall require; collectively, the "Syndicated Loans";

"Term Loan Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to date and principal, payable to a Term Loan Lender or a Term A Loan Lender, as the case may be;".

(b)     adding the following new definitions in the appropriate alphabetical order:

"Exchange Date" shall mean the date of the consummation of the Exchange.

"Fidelity Support Agreement" shall mean the Exchange Support Letter Agreement dated February 11, 2004 between Fidelity Management & Research Co. and Revlon, as amended, supplemented and otherwise modified from time to time;

"Fourth Amendment" shall mean the Fourth Amendment, dated as of February 18, 2004, to and under this Agreement;

"Fourth Amendment Effective Date" shall mean the Fourth Amendment Effective Date as defined in the Fourth Amendment;

"Mafco Support Agreement" shall have the meaning assigned to such term in the term sheet attached as Exhibit I to the Fourth Amendment;

"New Lender Supplement" shall mean a supplement substantially in the form of Exhibit X.

"Public Rights Offerings" shall mean , collectively, the "Public Rights Offering" and the "Rights Offering", as each such term is defined in the term sheet attached as Exhibit I to the Fourth Amendment;

"Term A Loan" shall have the meaning assigned to such term in subsection 2A.1;

"Term A Loan Activation Notice" shall mean a notice substantially in the form of Exhibit W.

"Term A Loan Borrowing Date" shall have the meaning assigned to such term in subsection 2A.1;

"Term A Loan Commitment" of any Term A Loan Lender, shall mean the obligation of such Term A Loan Lender to make Term A Loans to the Company pursuant to the Term A Loan Activation Notice; collectively, as to all such Term A Loan Lenders, the "Term A Loan Commitments";

"Term A Loan Lender" shall have the meaning assigned to such term in subsection 2A.1;".

Section 3.     Amendment to Section 2 (Amounts and Terms of Term Loan Commitment). Section 2 of the Credit Agreement is hereby amended by adding the following new Section 2A immediately after Section 2 thereof:

"SECTION 2A. AMOUNT AND TERMS OF TERM A LOAN COMMITMENT

2A.1    Term A Loan Commitments. So long as no Event of Default shall be in existence, the Company and any one or more Lenders or additional banks, financial institutions or other entities which become Lenders pursuant to this subsection 2A.1 (individually, a "Term A Loan Lender" and collectively, the "Term A Loan Lenders"), may from time to time agree that such Term A Loan Lenders shall each make a term loan in Dollars (each, a "Term A Loan";

collectively, the "Term A Loans") to the Company by executing and delivering to the Administrative Agent a Term A Loan Activation Notice specifying (i) the amount of such Term A Loan and (ii) the date on which such Term A Loan shall be made (the "Term A Loan Borrowing Date"). The aggregate amount of borrowings of the Term A Loans shall not exceed $64,400,000, which borrowings shall all be made on the Term A Loan Borrowing Date. Any additional bank, financial institution or other entity which, with the consent of the Company and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with the making of any Term A Loan shall execute a New Lender Supplement, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. Subject to the terms and conditions of this Agreement and the Term A Loan Activation Notice, on the Term A Loan Borrowing Date each Term A Loan Lender will make available to the Administrative Agent in immediately available funds at the office of the Administrative Agent specified in subsection 14.3 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., New York City time, an amount equal to such Term A Loan Lender's Term A Loan Commitment. The proceeds of the Term A Loan received by the Administrative Agent hereunder on the Term A Loan Borrowing Date shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company designated to the Administrative Agent with the aggregate amount actually received by the Administrative Agent from the Term A Loan Lenders and in like funds as received by the Administrative Agent.

2A.2    Amortization of Term A Loans. (a) On November 30, 2004, the Company shall repay $650,000 in aggregate principal amount of the Term A Loan.

(b) The aggregate principal amount of the Term A Loan then outstanding shall be paid in full (together with accrued interest and other amounts owing on account thereof) on the Termination Date.

2A.3    Term Loan Notes. The Company agrees, that upon the request of any Term A Loan Lender at any time, the Term A Loan of such Term A Loan Lender shall be evidenced by a Term Loan Note, payable to the order of such Term A Loan Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Term A Loan Commitment of such Term A Loan Lender or, if less, the aggregate unpaid principal amount thereof from time to time outstanding under such Term Loan Note as prescribed in subsection 7.6. Upon the request to the Administrative Agent by any Term A Loan Lender at any time, the Company shall execute and deliver to such Term A Loan Lender two Term Loan Notes, one of which shall evidence the Eurodollar Loans of such Term A Loan Lender, and the other of which shall evidence the Alternate Base Rate Loans of such Term A Loan Lender.

2A.4    Use of Proceeds of Term A Loans. The proceeds of the Term A Loans hereunder shall be used by the Company to repay borrowings under the Multi-Currency Revolving Credit Facility and for general corporate purposes.".

Section 4.     Amendment to Subsection 2.2 (Obligations of the Company). Subsection 2.2 of the Credit Agreement is hereby amended by deleting the first sentence of paragraph (c) thereof and substituting in lieu thereof the following new sentence:

"(c) The Company agrees that, upon the request to the Administrative Agent by any Term Loan Lender at any time, the Term Loan of such Term Loan Lender shall be evidenced by a Term Loan Note, payable to the order of such Term Loan Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Term Loan Commitment of such Term Loan Lender or, if less, the aggregate unpaid principal amount of the Term Loan made by such Term Loan Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Term Loan Note as prescribed in subsection 7.6."

Section 5.     Amendments to Subsection 7.2 (Optional Prepayments). Subsection 7.2 of the Credit Agreement is hereby amended by:

(a)    adding in paragraph (a) thereof the phrase "Term A Loans," immediately after the phrase "Term Loans," wherever it appears therein except in the last sentence thereof; and

(b)    deleting the last sentence of paragraph (a) thereof in its entirety and substituting in lieu thereof the following new sentence:

"Any such optional prepayments of the Term Loans or Term A Loans shall be applied to the remaining installments thereof in inverse order of their scheduled maturities (to be applied ratably first to the payments due under (i) subsection 2.4(b) with respect to the Term Loans and (ii) subsection 2A.2(b), with respect to the Term A Loans).".

Section 6.     Amendment to Subsection 7.3 (Mandatory Prepayments). Subsection 7.3 of the Credit Agreement is hereby amended by deleting paragraph (c) thereof in its entirety and substituting in lieu thereof the following new paragraph (c):

"(c) The Term Loans and Term A Loans owing to each Term Loan Lender and Term A Loan Lender, respectively, shall be repaid to the extent required by subsection 7.5(a); provided that any Term Loan Lender or Term A Loan Lender, as the case may be, may elect to waive its rights to any payment owing to it pursuant to this subsection 7.3(c) and, if any Term Loan Lender or Term A Loan Lender so elects, the amounts otherwise payable to such Term Loan Lender or Term A Loan Lender, as the case may be, shall instead be applied to repay the other Term Loan Lenders and Term A Loan Lenders on a ratable basis.".

Section 7.     Amendments to Subsection 7.4 (Mandatory Commitment Reductions). Subsection 7.4 of the Credit Agreement is hereby amended by:

(a)    adding to clause (i) of paragraph (b) thereof the following new parenthetical at the end thereof:

"(other than Term A Loans)"; and

(b)    deleting the parenthetical in clause (iii) of paragraph (b) thereof in its entirety and substituting in lieu thereof the following new parenthetical:

"(other than (i) those otherwise described in this subsection 7.4, (ii) a Net Proceeds Event constituting a disposition of assets listed on Schedule XV of the Company and (iii) a Net Proceeds Event constituting an Equity Offering to the extent that Net Proceeds therefrom are required to be used to repurchase or repay Indebtedness in connection with the Exchange or the Public Rights Offerings)".

Section 8.     Amendments to Subsection 7.5 (Application of Payments and Commitment Reductions). Subsection 7.5 of the Credit Agreement is hereby amended by:

(a)    deleting paragraph (a) thereof in its entirety and substituting in lieu thereof the following new paragraph (a):

"(a) Any reduction of the Aggregate Commitment required pursuant to subsection 7.4 shall be applied (i) ratably to the repayment of the Term Loans and the Term A Loans then outstanding and to a permanent reduction of the Aggregate Multi-Currency Commitment then in effect and (ii) to the extent that no Term Loans or Term A Loans remain outstanding, to a permanent reduction of the Aggregate Multi-Currency Commitment then in effect."; and

(b)    deleting paragraph (d) thereof in its entirety and substituting in lieu thereof the following new paragraph (d):

"(d) Any prepayment of the Term Loans or the Term A Loans required pursuant to subsection 7.3 or 7.4 shall be applied to the then outstanding installments thereof in inverse order of their scheduled maturities (to be applied ratably first to the payment due under (i) subsection 2.4(b), with respect to Term Loans and (ii) subsection 2A.2(b), with respect to the Term A Loans).".

Section 9.     Amendment to Subsection 7.13 (Taxes). Subsection 7.13 of the Credit Agreement is hereby amended by adding to clause (y) of paragraph (b) thereof the phrase "or any Term A Loan Lender" immediately after the phrase "Term Loan Lender" wherever it appears therein.

Section 10.     Amendment to Subsection 7.16 (Pro Rata Treatment and Payments). Subsection 7.16 of the Credit Agreement is hereby amended by deleting the first sentence of paragraph (a) thereof in its entirety and substituting in lieu thereof the following new sentence:

"(a) Each borrowing by the Company of Term Loans shall be made ratably from the Term Loan Lenders in accordance with their then respective Term Loan Commitment Percentages thereof and the borrowing by the Company of the Term A Loans shall be made ratably from the Term A Loan Lenders in accordance with their Term A Loan Commitments.".

Section 11.     Amendments to Subsection 11.2 (Indebtedness). Subsection 11.2 of the Credit Agreement is hereby amended by amending by:

(a)    deleting the first parenthetical in paragraph (n) thereof in its entirety and substituting in lieu thereof the following new parenthetical:

"(and (i) any increase in the amount outstanding thereunder due to the accrual and capitalization of interest in accordance with its terms or (ii) the required decrease in the commitment thereunder on the Exchange Date so that the commitment thereunder shall then equal the undrawn amount thereof at the Exchange Date)"; and

(b)    amending paragraph (n) thereof by (i) deleting the period at the end of clause (B)(y) thereof and substituting in lieu thereof "; and" and (ii) and adding immediately after clause (B)(y) thereof the following new clause (C):

"(C) in the case of Indebtedness incurred pursuant to clause (i) or (ii), at the time of any incurrence of any such Indebtedness, or Indebtedness in respect of subsection 11.2(s) on or after the Fourth Amendment Effective Date, the Term Loans and the Term A Loans then committed to be made shall be fully drawn."; and

(c)    deleting the first parenthetical in paragraph (s) thereof in its entirety and substituting in lieu thereof the following new parenthetical:

"(and (i) any increase in the amount outstanding thereunder due to the accrual and capitalization of interest in accordance with its terms or (ii) the required decrease in the commitment thereunder on the Exchange Date so that the commitment thereunder shall then equal the undrawn amount thereof at the Exchange Date)".

Section 12.     Amendments to Subsection 11.9 (Limitation on Payments on Account of Debt; Synthetic Purchase Agreements). Subsection 11.9 of the Credit Agreement is hereby amended by:

(a)    amending paragraph (a) thereof by deleting the proviso after the comma at the end of clause (ii) thereof in its entirety and substituting in lieu thereof the following new proviso:

"provided that the Company and its Subsidiaries may amend, waive, supplement or otherwise modify any agreement governing (x) Indebtedness permitted to be incurred pursuant to subsection 11.2(n) on or after the Third Amendment Effective Date in order to extend the maturity date of such Indebtedness and (y) the New M&FH Multiple-Draw Term Loan, the M&FH Multiple-Draw Term Loan and the M&FH Supplemental Line of Credit Agreement in order to reduce the commitments thereunder to the respective undrawn amounts thereof at the Exchange Date,"; and

(b)    amending paragraph (c) thereof by (i) deleting "and" at the end of clause (iv) thereof, (ii) deleting "or" at the end of clause (v) thereof and substituting in lieu thereof "and" and (iii) and adding immediately after clause (v) thereof the following new clause (vi):

"(vi) Indebtedness defeased, prepaid or otherwise repurchased with the proceeds of any Capital Contribution to the extent such Capital Contribution is made to the Company by Revlon in connection with the Exchange or the Public Rights Offerings; provided that (i) within 30 days of receipt by the Company of the proceeds of such Capital Contribution, the Company shall have (x) defeased, prepaid or repurchased such Indebtedness or (y) taken action (other than any action already taken in connection with the Exchange or the Public Rights Offerings) to defease, prepay or repurchase such Indebtedness (which action may include, without limitation, delivering a notice of redemption, preparation of documentation relating to an exchange offer, a tender offer or a private transaction for the repurchase of Indebtedness or board of director action authorizing any such action) and (ii) the Company shall take such action as reasonably shall be necessary or as the Administrative Agent shall request to grant to the Administrative Agent a first priority security interest in all proceeds of such Capital Contribution pending such use of the proceeds (with provision made to grant a second priority security interest therein to secure Indebtedness issued under the Senior Secured Notes Indenture pursuant to substantially identical documentation); or".

Section 13.     Amendment to Section 12 (Events of Default). Section 12 of the Credit Agreement is hereby amended by:

(a)    Deleting "(a)" from paragraph (q) thereof and adding the following new parenthetical immediately at the end of clause (i) thereof:

"(other than any proceeds from an Equity Offering relating to the Exchange to the extent proceeds therefrom are used by Revlon in connection with the Exchange)"; and

(b)    deleting the first parenthetical from paragraph (r) thereof in its entirety and substituting in lieu thereof the following new parenthetical:

"(other than any Capital Gains Notes, Capital Contribution Notes or rights with respect to the Exchange and the Public Rights Offerings pursuant to the Fidelity Support Agreement, the Mafco Support Agreement and other ancillary agreements implementing the transactions contemplated by Exhibit I to the Fourth Amendment)".

Section 14.     Amendment to Subsection 14.7 (Successors and Assigns; Loan Participations). Subsection 14.7 of the Credit Agreement is hereby amended by adding to clauses (ii) and (iii) of paragraph (c) thereof the phrase "or a Term A Loan" immediately after the phrase "Term Loan" wherever it appears therein.

Section 15.     Amendment to Subsection 14.11(QFL Notes). Subsection 14.11 of the Credit Agreement is hereby amended by adding to paragraph (c) thereof the phrase "or Term A Loans" immediately after the phrase "Term Loans" therein.

Section 16.     New Exhibit A. The Credit Agreement is hereby amended by deleting Exhibit A thereto in its entirety and substituting in lieu thereof a new Exhibit A in the form attached hereto as Exhibit II.

Section 17.     New Exhibit U-2. The Credit Agreement is hereby amended by deleting Exhibit U-2 thereto in its entirety and substituting in lieu thereof a new Exhibit U-2 in the form attached hereto as Exhibit III.

Section 18.     New Exhibit W. The Credit Agreement is adding a new Exhibit W thereto in the form attached hereto as Exhibit IV.

Section 19.     New Exhibit X. The Credit Agreement is hereby amended by adding a new Exhibit X thereto in the form attached hereto as Exhibit V.

Section 20.     Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendments contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed a reference to the Credit Agreement after giving effect to this Amendment.

Section 21.     Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Fourth Amendment Effective Date") on which (a) the Administrative Agent shall have received (i) counterparts of this Amendment and any amendments to the Security Documents to the extent required to reflect the Term A Loan, duly executed by the Company and the Required Lenders and duly acknowledged and consented to by each Guarantor, Grantor and Pledgor and (ii)     an executed legal opinion from counsel to the Company, in form and substance reasonably acceptable to the Administrative Agent and (b) the Exchange shall have been completed, which date must be on or prior to June 30, 2004.

Section 22.     Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 21 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit

Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

Section 23.     Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

Section 24.     GOVERNING LAW, ETC. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 25.     Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

REVLON CONSUMER PRODUCTS CORPORATION, as a Borrower
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Executive Vice President and Chief Legal Officer
REVLON INTERNATIONAL CORPORATION (UK Branch), as a Local Borrowing Subsidiary
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Vice President and Secretary
REVLON AUSTRALIA PTY LIMITED, as a Local Borrowing Subsidiary
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Attorney-in-fact
EUROPEENNE DE PRODUITS DE BEAUTE, S.A.S., as a Local Borrowing Subsidiary
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Attorney-in-fact
REVLON K.K., as a Local Borrowing Subsidiary
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Attorney-in-fact

REVLON CANADA INC., as a Local Borrowing Subsidiary
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Vice President and Secretary
REVLON (HONG KONG) LIMITED, as a Local Borrowing Subsidiary
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Attorney-in-fact
REVLON S.p.A., as a Local Borrowing Subsidiary
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Director

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender
By:	/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

CITIBANK, N.A., as Documentation Agent and as a Lender
By:	/s/ Frank R. Lowe
Name: Frank R. Lowe
Title: Managing Director

BLACK DIAMOND CLO1988-1, LTD.
Name of Lender
By:	/s/ Alan Corkish
Name: Alan Corkish
Title: Director
BLACK DIAMOND CLO2000-1, LTD.
Name of Lender
By:	/s/ Alan Corkish
Name: Alan Corkish
Title: Director

BLACK DIAMOND INTERNATIONAL FUNDING, INC.
By:	/s/ Alan Corkish
Name: Alan Corkish
Title: Director
COOKSMILL
By:	/s/ John R.M. Campbell
Name: John R.M. Campbell
Title: Authorized Signatory
CSAM FUNDING I.
By:	/s/ David H. Lerner
Name: David H. Lerner
Title: Authorized Signatory
FIDELITY ADVISOR SERIES II: FIDELITY ADVISOR FLOATING RATE HIGH INCOME FUND
By:	/s/ John H. Costello
Name: John H. Costello
Title: Assistant Treasurer
GENERAL ELECTRIC CAPITAL CORPORATION.
By:	/s/ William Magee
Name: William Magee
Title: Duly Authorized Signatory
LONG LANE MASTER TRUST IV By Fleet National Bank as Trust Administrator
By:	/s/ Michael J. Sullivan
Name: Michael J. Sullivan
Title: Director

NATEXIS BANKQUES POPULAIRES
By:	/s/ Frank H. Madden, Jr.
Name: Frank H. Madden, Jr.
Title: Vice President & Group Manager
By:	/s/ Jordan H. Levy
Name: Jordan H. Levy
Title: Assistant Vice President
TRANSAMERICA BUSINESS CAPITAL CORPORATION.
By:	/s/ William Magee
Name: William Magee
Title: Duly Authorized Signatory
TRS 1 LLC.
By:	/s/ Deborah O'Keefe
Name: Deborah O'Keefe
Title: Vice President
VAN KAMPEN SENIOR INCOME TRUST.
By:	Van Kampen Investment Advisory Corp.
By:	/s/ Brad Langs
Name: Brad Langs
Title: Executive Director
VAN KAMPEN SENIOR LOAN FUND.
By:	Van Kampen Investment Advisory Corp.
By:	/s/ Brad Langs
Name: Brad Langs
Title: Executive Director

ACKNOWLEDGEMENT AND CONSENT

Dated as of February 18, 2004

Each of the undersigned (in its capacity as a Guarantor, Grantor and/or Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Fourth Amendment and (b) after giving effect to such Fourth Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Fourth Amendment.

ALMAY, INC.
CHARLES OF THE RITZ GROUP LTD.
CHARLES REVSON INC.
COSMETICS & MORE INC.
PPI TWO CORPORATION
REVLON CONSUMER CORP.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PRODUCTS CORP.
REVLON REAL ESTATE CORPORATION*
RIROS CORPORATION
RIROS GROUP INC.
RIT INC.
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Vice President and Secretary *President and Secretary
REVLON, INC.
By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Executive Vice President and Chief Legal Officer
NORTH AMERICA REVSALE INC.
By:	/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

Exhibit I
to Fourth Amendment

TERMS OF
EXCHANGE OFFER FOR ANY AND ALL

I. Exchange Offer	Revlon, Inc. ("Revlon") agrees, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 3(a)(9) thereof, to conduct an exchange offer (the "Exchange Offer"), pursuant to which Revlon will offer holders of certain series of notes issued by its wholly owned subsidiary, Revlon Consumer Products Corporation ("Products Corporation"), and guaranteed by Revlon, the option to receive (i) shares of Class A common stock of Revlon, par value $0.01 per share ("Revlon Class A common stock"), or (ii) cash, subject to proration as described below, in exchange for their notes and guaranties.

As described below, Fidelity and M&F (as such terms are defined below) agree to exchange notes and guaranties thereof and, in the case of M&F, certain other debt obligations of Products Corporation and preferred stock of Revlon for shares of Revlon Class A common stock.

Exchange Offer Consideration	For each $1,000 principal amount of notes tendered in the Exchange Offer, holders of Products Corporation's 8 1/8% Senior Notes due 2006 (the "8 1/8% Senior Notes") and 9% Senior Notes due 2006 (the "9% Senior Notes") (together, the "Senior Notes") may elect to receive:

•	400 shares of Revlon Class A common stock; or

•	$830, in the case of the 8 1/8% Senior Notes, in cash; or

•	$800, in the case of the 9% Senior Notes, in cash;

•	plus, in each case, accrued and unpaid interest, which will be paid in Revlon Class A common stock or cash at the option of the holder (without regard to whether such holder has elected to receive Revlon Class A common stock or cash in exchange for its Notes).

For each $1,000 principal amount of notes tendered in the Exchange Offer, holders of Products Corporation's 8 5/8% Senior Subordinated Notes due 2008 (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") may elect to receive:

•	300 shares of Revlon Class A common stock; or

•	$620 in cash;

•	plus, in each case, accrued and unpaid interest, which will be paid in Revlon Class A common stock or cash at the option of the holder (without regard to whether such holder has elected to receive Revlon Class A common stock or cash in exchange for its Notes).

Notwithstanding the foregoing, Fidelity, with respect to the Initial Fidelity Notes (as such term is defined below), and M&F agree to receive Revlon Class A common stock in exchange for the principal amount of Notes tendered and M&F agrees to receive Revlon Class A common stock with respect to accrued and unpaid interest, in each case as described below in the section entitled "Support Agreements."

Proration	The maximum aggregate principal amount of Notes that may be tendered for cash (the "Cash Exchange Amount") in the Exchange Offer will be limited to $150 million, which amount will be reduced by the aggregate principal amount of Additional Tendered Notes (as such term is defined below) tendered and exchanged for Revlon Class A common stock. In the event that holders of Notes with an aggregate principal amount in excess of the Cash Exchange Amount elect to receive cash, the cash consideration will be apportioned pro rata first, among the tendering holders of Subordinated Notes that elected to receive cash consideration and then, to the extent that any portion of the Cash Exchange Amount has not been allocated, pro rata among the tendering holders of Senior Notes that elected to receive cash consideration.

Holders that have elected to receive cash consideration may further elect, in the event that they are subject to proration, to have the portion of their tendered Notes for which they will not receive cash returned to them. If they do not make such election, holders will receive Revlon Class A common stock for the portion of their tendered Notes for which they will not receive cash.

Withdrawal Rights	None.

Support Agreements	Fidelity Management & Research Co. and its affiliates and consolidated funds, (collectively, "Fidelity") hold $155.06 million aggregate principal amount of Notes (the "Initial Fidelity Notes"). Fidelity will enter into a Support Agreement with Revlon, whereby it will agree to exchange the Initial Fidelity Notes in the Exchange Offer, for shares of Revlon Class A common stock. Fidelity may elect to receive either cash or Revlon Class A common stock in exchange for accrued and unpaid interest (at the applicable rate) on such tendered Notes.

Mafco Holdings Inc. and its affiliates other than Revlon or any of its subsidiaries (collectively, "M&F") hold $285.77 million aggregate principal amount of Notes (the "Initial M&F Notes" and, together with the Initial Fidelity Notes, the "Initial Notes"). M&F will enter into a Support Agreement with Revlon, whereby it will agree to exchange in the Exchange Offer the Initial M&F Notes, together with any additional Notes acquired by it from the date of the Support Agreement through the closing of the

Exchange Offer, in exchange for shares of Revlon Class A common stock, including with respect to accrued and unpaid interest (at the applicable rate) on such tendered Notes.

In addition, pursuant to the Support Agreement, M&F will agree to exchange (x) any and all amounts outstanding (including accrued and unpaid interest thereon at the applicable rate), as of the date of the closing of the Exchange Offer, under each of (i) the $100 Million Senior Unsecured Multiple-Draw Term Loan Agreement, dated as of February 5, 2003, between Products Corporation and M&F, as amended, (ii) the $65 Million Senior Unsecured Supplemental Line of Credit Agreement, dated as of February 5, 2003, between Products Corporation and M&F, as amended (the "M&F $65 Million Line of Credit"), and (iii) the $125 Million 2004 Senior Unsecured Multiple-Draw Term Loan Agreement, dated as of January 28, 2004, between Products Corporation and M&F (the "M&F $125 Million Loan"), each at an exchange ratio of 400 shares of Revlon Class A common stock for each $1,000 of indebtedness outstanding thereunder, and (y) an aggregate of $24.1 million outstanding under certain non-interest bearing subordinated promissory notes payable by Products Corporation, at an exchange ratio of 300 shares of Revlon Class A common stock for each $1,000 of indebtedness outstanding thereunder. This exchange will be consummated simultaneously with the Exchange Offer.

In addition, pursuant to the Support Agreement, M&F will agree to (i) exchange all 546 outstanding shares of Series A preferred stock of Revlon, par value $0.01 per share, having an aggregate liquidation preference of $54.6 million, for shares of Revlon Class A common stock at an exchange ratio of 160 shares of Revlon Class A common stock for each $1,000 of liquidation preference outstanding, and (ii) convert all 4,333 outstanding shares of Series B convertible preferred stock of Revlon, par value $0.01 per share, into 433,333 shares of Revlon Class A common stock in accordance with the terms of the certificate of designations for such Series B convertible preferred stock. This exchange and conversion will be consummated simultaneously with the Exchange Offer.

In addition, pursuant to the Support Agreement, M&F will vote in favor of, or consent to, the issuance of shares of Revlon Class A common stock in the Exchange Offer and pursuant to the Support Agreements with Fidelity and M&F and the other transactions contemplated by this term sheet and will agree to take all actions reasonably necessary to facilitate or otherwise support the Exchange Offer and the transactions contemplated by this term sheet.

MacAndrews & Forbes Equity Contribution	Promptly following the expiration of the Exchange Offer, M&F agrees to subscribe for additional shares of Revlon Class A common stock at a purchase price of $2.50 per share in an aggregate subscription amount equal to the sum of (x) $150 million less the aggregate principal amount of the Additional Tendered Notes (the "M&F Equity Contribution", which amount shall not be less than zero) plus (y) the amount, if any, of cash to be paid by Revlon in exchange for Notes tendered in the Exchange Offer, excluding cash to be paid with respect to accrued interest at the applicable rate (the "M&F Stock Subscription").

The "Additional Tendered Notes" are those Notes validly tendered by any party and accepted by Revlon in the Exchange Offer in excess of the aggregate principal amount of the Initial Notes.

Use of Proceeds	The net cash proceeds received by Revlon as the M&F Equity Contribution, if any, will be contributed to Products Corporation. Revlon will cause Products Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

Any cash received by Revlon as the M&F Stock Subscription will be used for the cash consideration in the Exchange Offer.

II. Public Rights Offering	As soon as reasonably practicable after the consummation of the Exchange Offer, Revlon agrees to consummate a rights offering (the "Public Rights Offering") pursuant to which Revlon will distribute, on a pro rata basis and at no charge, non-transferable rights (the "Public Rights") to each holder of record, as of a date prior to the expiration of the Exchange Offer, of Revlon Class A common stock and the Class B common stock of Revlon, par value $0.01 per share ("Revlon Class B common stock" and, together with the Revlon Class A common stock, the "Common Stock"), to purchase its pro rata number of shares ("Public Rights Shares") of Revlon Class A common stock (the "Public Basic Subscription Privilege") at a price per Public Rights Share equal to $2.50 (the "Public Subscription Price"), such that the aggregate number of Public Rights Shares to be offered in the Public Rights Offering multiplied by the Public Subscription Price will equal the Public Offering Amount. The "Public Offering Amount" shall be equal to (A) the sum of (i) the M&F Equity Contribution, if any, and (ii) the M&F Stock Subscription, divided by (B) the M&F Ownership Percentage.

The "M&F Ownership Percentage" means the percentage of Common Stock owned by M&F on the record date of the Public Rights Offering.

Although M&F will receive Public Rights, it will agree in its Support Agreement not to exercise such Public Rights.

Each holder of Public Rights who exercises in full its Public Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Public Rights Shares at the Public Subscription Price, to the extent that other holders of Public Rights do not exercise all of their Public Rights in the Public Basic Subscription Privilege; provided that such oversubscription privilege will be limited, in the aggregate, to those Public Rights Shares underlying the Public Rights of holders other than M&F.

Use of Proceeds	The net cash proceeds received by Revlon as payment for the Public Subscription Price in the Public Rights Offering will be contributed to Products Corporation. Revlon will cause Products Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

III. Second Rights Offering	On or prior to December 31, 2004, Revlon agrees to have closed an additional rights offering (the "Rights Offering") pursuant to which Revlon will distribute, on a pro rata basis and at no charge, rights (the "Rights") to each holder of record of the Common Stock, to purchase its pro rata number of shares ("Rights Shares") of Revlon Class A common stock (the "Basic Subscription Privilege") at a price per Rights Share to be determined by the Board of Directors of Revlon at the time of the Rights Offering (the "Subscription Price"), such that the aggregate number of Rights Shares to be offered in the Rights Offering multiplied by the Subscription Price will equal the Aggregate Offering Amount. The "Aggregate Offering Amount" shall be equal to the positive excess, if any, of $200 million over the sum of (i) the aggregate principal amount of the Additional Tendered Notes, (ii) the M&F Equity Contribution, if any, and (iii) the aggregate proceeds of the Public Rights Offering (such excess, if any, being the "Aggregate Back-Stop Amount").

Each of M&F and Fidelity may exercise their Basic Subscription Privilege and their Over-Subscription Privilege.

Each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Rights Shares at the Subscription Price (the "Over-Subscription Privilege"), to the extent that other holders of Rights do not exercise all of their Rights in the Basic Subscription Privilege.

MacAndrews & Forbes Back-Stop	In the event the Rights Offering is not fully subscribed, M&F shall, on or prior to December 31, 2004, on the same terms as the Rights Offering, purchase all of the Back-Stop Shares (as such term is defined below).

"Back-Stop Shares" shall mean such number of shares of Revlon Class A common stock as equals all of the Rights Shares that are not otherwise subscribed and paid for by the holders of Rights under either their Basic Subscription Privilege or their Over-Subscription Privilege, provided, however, that the maximum number of Back-Stop Shares shall not exceed:

•	(x) the Aggregate Back-Stop Amount

•	divided by (y) the Subscription Price.

Use of Proceeds	The net cash proceeds received by Revlon as payment for the Subscription Price in the Rights Offering will be contributed to Products Corporation. Revlon will cause Products Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

IV. Additional Equity Offerings	To the extent that the sum of (i) the aggregate principal amount of the Additional Tendered Notes, (ii) the M&F Equity Contribution, if any, (iii) the aggregate proceeds of the Public Rights Offering, (iv) the aggregate proceeds of the Rights Offering (including the Aggregate Back-Stop Amount) and (v) the aggregate proceeds of any other equity offering(s) consummated after the Exchange Offer and used by Products Corporation to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction, is less than $300 million (such shortfall, if any, the "Aggregate Additional Offering Amount"), Revlon will agree to consummate, on or prior to March 31, 2006, one or more offerings (which may be rights offerings and/or issuances of Revlon Class A common stock in a public offering or private placement or other exempt transactions either for cash or in exchange for outstanding indebtedness of Products Corporation) in order to reduce the outstanding indebtedness of Products Corporation, other than revolving indebtedness unless there is a corresponding commitment reduction, by the Aggregate Additional Offering Amount (the "Additional Offerings").

The offering price and terms of any Additional Offerings shall be determined by the Board of Directors of Revlon at the time of the Additional Offerings.

In the event that by March 31, 2006 the proceeds (or aggregate principal amount of notes tendered in any exchange) of the Additional Offerings are less than the Aggregate Additional Offering Amount, M&F will agree to purchase shares (the "Aggregate Additional Back-Stop Amount") of Revlon Class A common stock for an amount of cash such that Products Corporation reduces indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction, in an aggregate principal amount equal to the Aggregate Additional Offering Amount.

M&F may satisfy its obligations by making an investment in Revlon Class A common stock in an amount equal to the Aggregate Additional Back-Stop Amount pursuant to any transaction approved by Revlon's Board of Directors, which may include a rights offering.

Use of Proceeds	The net cash proceeds received by Revlon in the Additional Offerings (including the Aggregate Additional Back-Stop Amount) will be contributed to Products Corporation. Revlon will cause Products Corporation to use any such amounts to reduce outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

Amendments, Waivers	The terms will not be amended or waived without the written consent of each of Fidelity, M&F and Revlon.

V. Corporate Governance	As of the date of the closing of the Exchange Offer, Revlon, M&F and Fidelity shall enter into a shareholders agreement pursuant to which the parties will agree that:

•	Revlon will maintain a majority of Independent Directors on its Board of Directors. "Independent Directors" shall be those directors who satisfy the "independence" criteria set forth in the New York Stock Exchange ("NYSE") listing rules; provided, however, that any Fidelity Appointees (as such term is defined below) shall be deemed to be Independent Directors for purposes of the shareholders agreement;

•	Fidelity shall be entitled to nominate to the Board of Directors (i) two directors for so long as Fidelity holds at least 10% of the outstanding voting stock of Revlon or (ii) one director for so long as Fidelity holds at least 5% but less than 10% of the outstanding voting stock of Revlon (each a "Fidelity Appointee" and, collectively, the "Fidelity Appointees");

•	One Fidelity Appointee, to be designated by Fidelity, shall be entitled to sit on all standing committees of the Board of Directors of Revlon, subject to satisfaction of applicable listing standards and other applicable laws, rules and regulations;

•	Fidelity, M&F and all controlled affiliates of M&F will vote their respective shares of Common Stock to give effect to the agreements referred to in the prior three bullet points;

•	Revlon shall establish within 30 days after the consummation of the Exchange Offer and maintain a Nominating and Corporate Governance Committee of the Board of Directors;

•	Revlon shall not conduct any business or enter into any transaction or series of similar transactions with any affiliate of Revlon (other than Revlon's subsidiaries) or a legal or beneficial owner of 10% or more of the voting power of the voting stock of Revlon or an affiliate of such owner (other than any transaction (i) contemplated herein or pursuant to agreements or arrangements entered into prior to the date hereof and disclosed to Fidelity or (ii) specifically permitted by the indentures pursuant to which the Notes were issued) unless: (a) with respect to a transaction or series of related transactions, other than the purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved by all the Independent Directors of the Board of Directors of Revlon, and (b) with respect to a transaction or series of related transactions, other than the purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of $20.0 million, such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized, investment banking firm, to be fair, from a financial point of view, to Revlon.

The shareholders agreement shall terminate at such time as Fidelity ceases to hold at least 5% of the outstanding voting stock of Revlon. From the date hereof, Revlon shall not enter into any material transaction pending the appointment of the Fidelity Appointees as set forth above.

Without the consent of Fidelity, Revlon, Inc. will not permit Products Corporation to have outstanding aggregate borrowings under the M&F $125 Million Loan and the M&F $65 Million Line of Credit at any time in excess of (i) $190 million minus (ii) the principal amount of borrowings under the M&F $125 Million Loan and the M&F $65 Million Line of Credit exchanged for Revlon Class A common stock in the Exchange Offer minus (iii) the original commitment amount of the Additional Credit Facility.

VI. Additional Credit Facility	UBS or a lender under Products Corporation's bank credit agreement shall provide $65 million of additional liquidity to Products Corporation by becoming part of Products Corporation's bank credit agreement or increasing such lender's commitment thereunder, as the case may be.

VII. Press Release	The text of any press release describing the Exchange Offers or other transactions contemplated by this Term Sheet shall be reasonably satisfactory to Fidelity, except as required by applicable law.

Exhibit II
to Fourth Amendment

Exhibit A to
Credit Agreement

FORM OF
TERM LOAN NOTE

$[ ]	New York, New York [ ], 200[ ]

FOR VALUE RECEIVED, the undersigned, REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company"), unconditionally promises to pay to the order of [                ] (the "Lender"), on the dates and in the manner set forth in subsection [2.2][2A.2](a) of the Credit Agreement referred to below, the lesser of (a) the principal amount of                            DOLLARS ($                          ) and (b) the aggregate unpaid principal amount of the Term [A] Loan made by the Lender to the Company pursuant to subsection [2.1][2A.1] of the Credit Agreement. The Company further agrees to pay interest on the unpaid principal amount hereof on the dates and at the applicable rates per annum as provided in subsections 7.6(a), (b) and (f) of the Credit Agreement until any such amount shall be due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum as provided in subsection 7.6(e) of the Credit Agreement until paid in full (both before and after judgment).

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, type and amount of the Term [A] Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed: provided that the failure of the Lender to make any such endorsement shall not affect the obligations of the Company in respect of such Term [A] Loan.

This Note (a) is one of the Term Loan Notes referred to in the Second Amended and Restated Credit Agreement, dated as of November 30, 2001 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), among the Company, the Local Borrowing Subsidiaries from time to time parties thereto, the Lender, the other financial institutions from time to time parties thereto and JPMorgan Chase Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Defaults specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Credit Agreement.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Company and holders of this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

REVLON CONSUMER PRODUCTS CORPORATION
By:
Title:

Schedule A to
Term Loan Note

LOANS, CONVERSIONS AND REPAYMENTS OF ALTERNATE
BASE RATE ("ABR") LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to
Term Loan Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS
OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Exhibit III
to Fourth Amendment

Exhibit U-2 to
Credit Agreement

FORM OF
QFL TERM LOAN NOTE

THIS QFL TERM LOAN NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS QFL TERM LOAN NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	New York, New York [ ], 200[ ]

FOR VALUE RECEIVED, the undersigned, REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay [                          ] or its registered assigns (the "Lender") at the office of JPMorgan Chase Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date (as defined in the Credit Agreement referred to below), (a) the principal amount of [$                            ], or, if less, (b) the aggregate unpaid principal amount of the Term [A] Loans made by the Lender pursuant to subsection [2.1][2A.1] of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest to Lender in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 7.6 of such Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, type and amount of the Term [A] Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another type, each continuation of all or a portion thereof as the same type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Term [A] Loan.

This Note (a) is one of the QFL Term Loan Notes referred to in the Second Amended and Restated Credit Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Local Borrowing Subsidiaries from time to time parties thereto, the Lender, the other financial institutions from time to time parties thereto and JPMorgan Chase Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

REVLON CONSUMER PRODUCTS CORPORATION
By:
Title:

Schedule A to
QFL Term Loan Note

LOANS, CONVERSIONS AND REPAYMENTS OF ALTERNATE BASE RATE ("ABR") LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made by

Schedule B to
QFL Term Loan Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made by

Exhibit IV
to Fourth Amendment

Exhibit W to
Credit Agreement

FORM OF TERM A LOAN ACTIVATION NOTICE

To:	JPMORGAN CHASE BANK, as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to the Credit Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Local Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), Citibank, N.A., as documentation agent, J.P. Morgan Securities Inc., as arranger, and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement shall have their defined meanings when used herein.

This notice is a Term A Loan Activation Notice referred to in the Credit Agreement, and the Company and each of the Lenders party hereto hereby notify you that:

1.	Each Lender party hereto agrees to make a Term A Loan in the amount set forth opposite such Lender's name below under the caption "Term A Loan Amount."

2.	The Term A Loan Borrowing Date shall be , 200 .

IN WITNESS WHEREOF, the undersigned have executed this Term A Loan Activation Notice this        day of                             , 200    .

REVLON CONSUMER PRODUCTS CORPORATION
By:
Name: Title:
Term A Loan Amount	[INSERT NAME OF LENDER]
$	By:
Name: Title:
CONSENTED TO:
JPMORGAN CHASE BANK, as Administrative Agent
By:
Name: Title:

Exhibit V
to Fourth Amendment

Exhibit X
to Credit Agreement

FORM OF NEW LENDER SUPPLEMENT

NEW LENDER SUPPLEMENT (this "New Lender Supplement"), dated             , 200  , to the Credit Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Local Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), Citibank, N.A., as documentation agent, J.P. Morgan Securities Inc., as arranger, and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent").

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in Section 2A.1 thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Company and the Administrative Agent (which consent shall not be unreasonably withheld) by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Company and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with Term A Loans of $                    .

2. The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 8.9 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 7.13(b) of the Credit Agreement.

3. The address of the undersigned for notices for the purposes of the Credit Agreement is as follows:

4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]
By
Name: Title:
Accepted this day of , 200 .
REVLON CONSUMER PRODUCTS CORPORATION
By
Name: Title:
Accepted this day of , 200 .
JPMORGAN CHASE BANK, as Administrative Agent
By
Name: Title: